UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     July 2, 2013

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street
Greenville, South Carolina 29607
(Address of Principal Executive Offices)
(Zip Code)

(864) 298-9801
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing..

On July 2, 2013, World Acceptance Corporation (the “Company”)  received a notification letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that, due to its inability to file with the Securities and Exchange Commission (the “SEC”) a complete annual report on Form 10-K for its fiscal year ended March 31, 2013 on a timely basis, the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing. This notification was issued in accordance with standard NASDAQ procedures and has no immediate effect on the listing or trading of the Company's common shares on the NASDAQ Global Select Market. The NASDAQ letter indicated that the Company has until September 3, 2013 to submit a plan explaining how it expects to regain compliance, and  if  NASDAQ approves the Company’s plan, it can grant the Company an extension of up to 180 calendar days from the due date of the Form 10-K (or until December 20, 2013) to regain compliance. As previously disclosed in the Company’s initial Form 12b-25 filed June 14, 2013, as amended by its Form 12b-25/A filed with the SEC on July 3, 2013, the delay relates to additional support and analysis the Company is undertaking to support its allowance for loan losses. The Company continues to work to provide this additional support and analysis and expects to file an amendment to its Form 10-K as soon as practicable and intends to do so by July 31, 2013, and thereby regain compliance with the NASDAQ continued listing standards.

On July 8, 2013, the Company issued a press release disclosing its receipt of this notification letter from NASDAQ.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press release issued July 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2013

World Acceptance Corporation

	By:	/s/ Kelly M. Malson
Kelly M. Malson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release issued July 8, 2013.